UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 20, 2011

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 On June 20, 2011, the Board of Directors of MainSource Financial Group, Inc. (the “Company”), pursuant to the authority granted by the By-laws of the Company, elected Charles J. Thayer to the Board effective July 18, 2011, to fill a vacancy on the Board.  The Company issued a press release announcing the election, a copy of which is attached to this Form 8-k as Exhibit 99.1.

Mr. Thayer will receive an annual retainer of 4,000 shares of common stock of the Company (pro rated for 2011), plus $1,000 for each Board or committee meeting he attends.  Mr. Thayer has not yet been named to any committees of the Board of Directors, although he is anticipated to be named to at least one committee after he joins the Board.  Mr. Thayer’s initial term will end at the Company’s 2012 Annual Meeting.

Mr. Thayer currently serves as the Chairman and Managing Director of Chartwell Capital Ltd, and as an advisory board member of Louisville Development Bancorp, the holding company for the Louisville Community Development Bank.  Mr. Thayer previously served as a board member for Republic Bank, CogenAmerica, and Sunbeam Corporation.  Mr. Thayer also spent twenty (20) years in banking prior to organizing Chartwell Capital in 1990, serving in executive level positions with PNC Financial and Citizens Fidelity Corporation.

There are no arrangements or understandings between Mr. Thayer and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Thayer or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of the Company’s press release regarding the appointment of Mr. Thayer is furnished as Exhibit 99.1 to this Report.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press Release of MainSource Financial Group, Inc. dated June 24, 2011, regarding the appointment of Charles J. Thayer to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 24, 2011

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of MainSource Financial Group, Inc. dated June 24, 2011.